UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2023

UGI Corporation
(Exact Name of Registrant as Specified in Charter)
Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, without par value	UGI	NYSE
Corporate Units	UGIC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Issued by AmeriGas Partner and Finance Corp.

On May 31, 2023, AmeriGas Partners, L.P. (“AmeriGas Partners”) and AmeriGas Finance Corp. (“Finance Corp.” and, together with AmeriGas Partners, the “Issuers”), the indirect, wholly owned subsidiaries of UGI Corporation (the “Company”), issued $500.0 million aggregate principal amount of their 9.375% senior unsecured notes due 2028 (the “2028 Notes” and the offering of the 2028 Notes, the “Offering”). The 2028 Notes were issued pursuant to an Indenture, dated as of May 31, 2023 (the “2028 Notes Indenture”), between the Issuers and U.S. Bank Trust Company, National Association (“USBTC”), as trustee (the “Trustee”). The 2028 Notes will pay cash interest semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2023. The 2028 Notes were issued in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Triggering Event Repurchase Right

At any time and from time to time prior to June 1, 2025, upon not less than 10 nor more than 60 days’ notice, the 2028 Notes will be redeemable at the Issuers’ option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the 2028 Notes redeemed, plus a make-whole premium as set forth in the 2028 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. At any time and from time to time on or after June 1, 2025, upon not less than 10 nor more than 60 days’ notice, the Issuers may redeem all or a part of the 2028 Notes, at their option, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The redemption price includes a call premium that declines (from 4.688% to 0.000%) depending on the year of redemption.

In addition, at any time prior to June 1, 2025, the Issuers may redeem up to 40.0% of the aggregate principal amount of the 2028 Notes at a redemption price equal to 109.375 % of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, with the net cash proceeds of one or more equity offerings by AmeriGas Partners or any direct or indirect parent of AmeriGas Partners (including the Company).

The Issuers or a third party have the right to redeem the 2028 Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption following the consummation of a change of control triggering event, as defined in the 2028 Notes Indenture, if at least 90% of the 2028 Notes outstanding prior to such date of purchase are purchased pursuant to a change of control offer with respect to such change of control triggering event. The holders of the 2028 Notes will also have the right to require the Issuers to repurchase the 2028 Notes upon the occurrence of a change of control triggering event at an offer price equal to 101.0% of the principal amount of the 2028 Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Ranking

The 2028 Notes are the Issuers’ senior unsecured joint and several obligations. The 2028 Notes will rank equally in right of payment with all of the Issuers’ existing and future senior unsecured indebtedness. The 2028 Notes are effectively junior to any of the Issuers’ secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated in right of payment to all indebtedness and other liabilities of the Issuers’ subsidiaries that do not guarantee the 2028 Notes, including any obligations of AmeriGas Partners’ operating partnership, AmeriGas Propane, L.P. (the “Operating Partnership”), including the indebtedness of the Operating Partnership incurred under the Operating Partnership’s certain Credit Agreement, dated as of September 28, 2022, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

Restrictive Covenants

The 2028 Notes Indenture contains covenants that limit AmeriGas Partners’ and its restricted subsidiaries’ ability to, among other things: (i) incur additional indebtedness; (ii) create or incur liens; (iii) engage in transactions with affiliates; (iv) engage in mergers or consolidations or sell all or substantially all of the Issuers’ assets; (v) make restricted payments, loans and investments; (vi) enter into business combinations and sell assets; and (vii) engage in other lines of business. The 2028 Notes Indenture also contains customary events of default.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2028 Notes Indenture. A copy of the 2028 Notes Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Use of Proceeds

The Issuers used the net proceeds of the issuance of the 2028 Notes, together with cash on hand, a cash contribution from the Company and other sources of liquidity, to redeem or repurchase all of their outstanding 5.625% Senior Notes due 2024 (the “2024 Notes”) and to pay related fees and expenses.

Item 1.02	Termination of a Material Definitive Agreement.

As disclosed in the Company’s Current Report on Form 8-K, filed on May 30, 2023, holders of $639,774,000 in aggregate principal amount validly tendered (and did not validly withdraw) their 2024 Notes as of the expiration of the Tender Offer (as defined therein) and, subsequently, $50,000 in aggregate principal amount of 2024 Notes were validly tendered (and not validly withdrawn) through the guaranteed delivery procedures of the Tender Offer. On May 31, 2023, the Issuers accepted for purchase (and purchased) the 2024 Notes validly tendered as of the expiration and on June 1, 2023 accepted for purchase (and purchased) the 2024 Notes validly tendered through the guaranteed delivery procedures, in each case, for a total consideration of $1,010.90 for each $1,000 principal amount of the 2024 Notes tendered , plus accrued and unpaid interest up to, but excluding, May 31, 2023 and June 1, 2023, respectively.

On May 22, 2023, the Issuers directed USBTC, as trustee (the “2024 Trustee”) under the indenture, dated as of June 27, 2016 (the “2024 Notes Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of June 27, 2016 (the “2024 Notes Supplemental Indenture” and, together with the 2024 Notes Base Indenture, the “2024 Notes Indenture”), between the Issuers and the 2024 Trustee, to issue a conditional notice of full redemption to redeem all of the outstanding principal amount of the Issuers’ 2024 Notes.

The 2024 Notes will be redeemed on June 21, 2023 (the “Redemption Date”), at a price equal to (i) 100.000% of the principal amount of the 2024 Notes redeemed, plus the Applicable Premium as of the Redemption Date, which will be calculated by or on behalf of the Issuers pursuant to the formula set forth in the 2024 Notes Supplemental Indenture (the “Redemption Price”), and (ii) accrued and unpaid interest thereon (from the May 20, 2023 interest payment date) to, but excluding, the Redemption Date (together with the Redemption Price, the “Redemption Payment”). On and after the Redemption Date, interest will cease to accrue on 2024 Notes called for redemption (subject to Section 11.06 of the 2024 Notes Base Indenture) and, accordingly, no interest will be paid on such 2024 Notes on the November 20, 2023 interest payment date.

On June 1, 2023, the Issuers deposited with the 2024 Trustee $35,778,640 in trust and irrevocably instructed the 2024 Trustee to apply the money deposited with the 2024 Trustee toward the redemption in full of the remaining 2024 Notes on the Redemption Date. Upon deposit of the redemption payments, the 2024 Notes Indenture was satisfied and discharged in accordance with its terms with respect to the 2024 Notes. As a result of the satisfaction and discharge of the 2024 Notes Indenture with respect to the 2024 Notes, the Issuers have been released from their obligations under the 2024 Notes Indenture with respect to the 2024 Notes except with respect to those provisions of the 2024 Notes Indenture that, by their terms, survive the satisfaction and discharge of the 2024 Notes Indenture with respect to the 2024 Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information required by Item 2.03 relating to the 2028 Notes and the 2028 Notes Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

4.1	Indenture, dated as of May 31, 2023, between the Issuers and U.S. Bank Trust Company, National Association, as trustee (including the form of 2028 Notes).

104	The cover page from this Current Report, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
UGI Corporation
	By:	/s/ Jessica A. Milner
Name: Jessica A. Milner
Title: Assistant Secretary

June 2, 2023